Exhibit 10.2

February 22, 2007

Mr. Gary Grotjohn, Controller

Akron Riverview Corn Processors LLC

4808 F Avenue

Marcus, IA 51035

RE:                              Financial Assistance Program Awards

Award Date: February 15, 2007

Contract #: P0702M01286

Dear Mr. Grotjohn:

I am pleased to inform you that the Iowa Department of Economic Development has awarded Akron Riverview Corn Processors LLC the following financial assistance for your project in Akron, Iowa:

High Quality Job Creation (HQJC) — estimated value	$12,187,500

Attached you will find a Sales and Use Tax Refund informational sheet describing the required forms for the tax credit program.  In a few weeks, our office will send you the necessary contract documents to finalize the terms and conditions of your company’s participation in this financial assistance award program.  The contract documents must be signed by authorized representatives of Akron Riverview Corn Processors LLC, Plymouth County, and IDED.

The Iowa Department of Economic Development looks forward to working with Akron Riverview Corn Processors LLC and Plymouth County on this important economic development project.  We are very pleased that you have chosen to make such a significant investment in Iowa.  Should you have any questions regarding this award, please contact your project manager, Peggy Russell at 515/242-4848.

Sincerely,

/s/ Michael L. Tramontina

Michael L. Tramontina
Interim Director

MT/mm

cc:           Senator Dave Mulder

Representative Chuck Soderberg

Kathy Showalter, PlanScape Partner

Jim Henrich, Plymouth County Board of Supervisors

Gary Tucker, Plymouth County Economic Development

IDED